Exhibit 10.37

First Amendment to SF&I Program Installer Agreement

Installer’s Identification No. (Optional Home Depot Internal Use Only)

USA DECK INC
Installer’s Full Business Name

1041 CANNONS CT
Installer’s Principal Business Address

2nd Address Line

Woodbridge	VA	22191
City	State	Zip

Installer’s Billing/Mailing Address (If Different from Principal Business Address)

2nd Address Line

		________
City	State	Zip

703-497-4440	703-497-1559
Installer’s Primary Tel. No.	Installer’s Fax No.

703-772-1052	- -
Installer’s Mobile Tel. No.	Installer’s Pager No. (If Any)

THIS FIRST AMENDMENT TO SF&I PROGRAM INSTALLER AGREEMENT (this “Amendment”), dated as of [insert date of execution of amendment], is by and between HOME DEPOT U.S.A., INC. (“Home Depot”) and USA DECK, INC. (“USA Deck”).

WHEREAS, Home Depot and USA Deck entered into that certain SF&I Program Installer Agreement, dated as of October 30, 2002 (the “Agreement”), pursuant to which, upon the terms and conditions therein set forth, the parties agreed to certain terms and conditions, among them the term of the Agreement; the commission payable by Home Depot to USA Deck; and the initial markets to which USA Deck would be assigned; and

WHEREAS, Section 14.5 of the Agreement provides that the Agreement may be amended by written mutual agreement of the parties, signed by their respective authorized representatives;

NOW THEREFORE, Home Depot and USA Deck by the signatures of their authorized representatives below, hereby mutually agree as follows:

AMENDMENTS TO THE AGREEMENT. The Agreement is hereby amended as follows:

(a)	The initial term of the Agreement, as set forth in Section 3.1, shall be three years from the date of execution of the Agreement

(b)	Either party may terminate the Agreement at any time, by giving the other party not less than sixty (60) days’ advance written notice of intent to terminate the Agreement as of January 1 of the calendar year following the date of the notice of termination.

(c)

If Home Depot is the terminating party, Home Depot shall, notwithstanding any other provision of the Agreement to the contrary, continue to refer valid leads to USA Deck for a period of sixty (60) calendar days following the date of notice of termination. During such period, USA Deck may continue its

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marketing activities as otherwise provided under the Agreement and shall be excused from any then-existing provisions of the Agreement which would otherwise prohibit USA Deck from entering into contractual arrangements with specified Home Depot competitors. USA Deck shall, further, be authorized to begin marketing and installing decks under its own marks.

(d)	USA Deck shall, within ninety (90) calendar days following the date of termination, complete all installations resulting from leads referred to USA Deck prior to the date of termination. The foregoing time frame may be extended by mutual agreement of Home Depot and USA Deck.

(e)	If Home Depot is the terminating party, notwithstanding any other provision of the Agreement to the contrary, USA Deck shall be entitled to a commission of 92.5% with respect to installations completed by USA Deck subsequent to the date of termination.

(f)	Exhibit B to the Agreement shall be deemed deleted in its entirety and replaced by “First Amended Exhibit B,” a copy of which is attached hereto.

(g)	Excepting Market 43 as listed on First Amended Exhibit B, USA Deck shall, in addition to continuing to comply with the provisions of Section 2.3 of the Agreement, refrain from offering Products and Services, directly or indirectly, under any mark other man as approved in writing by Home Depot.

(h)	Exhibit E to the Agreement shall be deemed deleted in its entirety and replaced by “First Amendment Exhibit E,” a copy of which is attached hereto.

By:	/s/ Dan Betts	By:	/s/ Joe Izganics

	(Installer’s Owner/Principal/Authorized Representative)		(Home Depot’s Authorized Representative)

Print Name:	Dan Betts	Print Name:	Joe Izganics

Title:	CEO/President	Title:	President – Services

Address:	USA Deck Inc. 1049 Cannons CT Woodbridge VA 22191	Address:	2455 Paces Ferry Rd. Nw Atlanta, GA 30339

Date:	8/5/03	Date:	8-01-03

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First Amended Exhibit B

Market Areas/Stores

USA Deck will provide the installation services in the following markets:

•	Market 43 – Washington DC / Baltimore metro area (existing)

•	Market 176 – Richmond, VA (existing)

•	Market 177 – Norfolk, VA (existing)

•	Market 34 – Philadelphia (commencing 8/03)

•	Market 15 – New Jersey (commencing 8/03)

•	Market 68 – Pennsylvania (commencing 11/03)

•	Market 10 – Hartford / Connecticut (commencing 2/04)

•	Market 39 – Boston (commencing 4/04)

•	Additional markets may be added to USA Deck’s service area by mutual agreement of Home Depot and USA Deck

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First Amended Exhibit E

Fees

The commission payable to USA Deck by The Home Depot shall be calculated based upon the number of months in which USA Deck has been active in a Home Depot assigned market as follows:

(1)	90% of the total amount of the sale: 1-6 months in given market

(2)	88% of the total amount of the sale: 7-18 months in given market

(3)	85% of the total amount of the sale: 19 or more months in given market

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